Exhibit 10.1

FIRST AMENDING AGREEMENT TO

TRANSACTION AGREEMENT

THIS FIRST AMENDING AGREEMENT TO TRANSACTION AGREEMENT (this “Amendment”) is made as of this 31st day of March, 2010, by and among SSI Investments III Limited, a company incorporated in Ireland with registered number 480477 (“SSI”) SkillSoft plc, a company incorporated in Ireland with registered number 148294 (“SkillSoft”).

WHEREAS, SSI and SkillSoft entered into a certain Transaction Agreement, dated as of 11 February 2010 (the “Transaction Agreement”); and

WHEREAS, the parties have agreed to enter into this Amendment in order to reflect certain amendments to the Transaction Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Transaction Agreement.

2. Reaffirmation of Clauses 2.1.1 through 2.1.3, 2.2.3 and Representations and Warranties. By executing this Amendment, SkillSoft hereby reaffirms the provisions of Clauses 2.1.1 through 2.1.3 and 2.2.3 of the Transaction Agreement (provided that the reference in Clause 2.1.1 to “the Rule 2.5 Announcement” is hereby removed and replaced with “the “Increase Announcement and the Rule 2.5 Announcement”) with respect to the Increase Announcement and confirms that the representations and warranties of SkillSoft in the Transaction Agreement are true and correct as of the date of this Amendment except for any representation or warranty given as at a specific time and/or date which remains true and correct as of such time and/or date.

3. Amendment of Transaction Agreement. Effective as of the date hereof, the Transaction Agreement is hereby amended as follows:

3.1. Amendment of Clause 2.1.5. Clause 2.1.5 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

“Following the release of the Increase Announcement, SkillSoft shall use all reasonable efforts to assist SSI in obtaining irrevocable undertakings from certain of SkillSoft’s major institutional shareholders as agreed between the Parties to vote in favour of the Acquisition at the Court Meeting and the EGM.”

3.2. Amendment of Clause 2.1.6. Clause 2.1.6 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

“Forthwith upon the execution of the First Amending Agreement to Transaction Agreement, SkillSoft shall, in accordance with, and for the purposes of, the Takeover Rules, procure the release of the Increase Announcement to a RIS by no later than 9.30am United States Eastern Standard Time on 1 April 2010.”

3.3 Amendment of Clause 2.2.1, final sentence. The final sentence of Clause 2.2.1 of the Transaction Agreement is hereby amended and restated in its entirety as follows and Schedule 1 to the Transaction Agreement is hereby deleted:

“Each of the Parties shall use all of its reasonable efforts to adhere to the indicative timetable set forth in the Table to this Clause (the “Timetable”).”

Item	Date (all 2010)
Adjourned Court Meeting and EGM	Thursday 29 April

Petition presented for s 201(4) application to approve scheme as approved by shareholders	Thursday 29 April

Advertising Motions Hearing with the High Court (directions as to advertising petition hearing)	Tuesday 4 May

Newspaper Advertisements published	On or before Tuesday 11 May

Petition Hearing with the High Court to sanction the Scheme	Tuesday 25 May

High Court order sanctioning the Scheme available	Wednesday 26 May

Order and Minute of Reduction of Share Capital filed	Thursday 27 May

Payment	Thursday 10 June

3.4. Amendment of Clause 3.1.9. Clause 3.1.9 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

“3.1.9	subject to the obligations of the Board under the Takeover Rules, and unless the Board determines in good faith after consultation with its outside legal counsel and its financial advisors that the Board’s fiduciary duties require otherwise, procure that the Scheme Document shall include the Scheme Recommendation, provided that SkillSoft shall not withdraw the Scheme Recommendation except where:

(a)	following compliance in all material respects with Clause 5.5.3 SSI has not irrevocably committed to an acquisition of the entire issued, and to be issued, share capital of the Company at a price per share equal to or greater than, and otherwise substantially on the same terms as that of, the proposed Third Party Transaction Proposal in a Superior Proposal Notice pursuant to Section 5.5.3; and

(b)	the Board recommends that Third Party Transaction Proposal;”

3.5. Addition of Clause 3.1.19. A new Clause 3.1.19 of the Transaction Agreement is hereby inserted as follows:

“3.1.19	if, during the term of this Agreement, SSI decides to make the Acquisition by means of an offer, to use all reasonable efforts to take such steps as are reasonably required of it by SSI for the proper implementation of the Acquisition by such method, including, without limitation joining in making and/or supporting an application by SSI to the Panel under Takeover Rule 41.3.”

3.6. Amendment of Clause 5.5. Clause 5.5 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

“5.5 Solicitation

5.5.1	[Intentionally deleted].

5.5.2

Subject to any actions which SkillSoft is required to take so as to comply with the requirements of the Takeover Rules, during the period commencing on 7 March 2010 and ending on the earlier of (i) the date set forth in Section 9.1.1, (ii) the date on which this Agreement is terminated in accordance with its terms and (iii) the date on which the Scheme is withdrawn by

SkillSoft in accordance with its terms or lapses or becomes effective, SkillSoft agrees that neither it nor any of its Subsidiaries shall and SkillSoft shall not authorise or permit its Representatives to:

(a)	directly or indirectly, solicit or initiate any discussions with, or enquiries or proposals from, any person other than SSI, any Associate of SSI or any person Acting in Concert with SSI in respect of or in connection with a Third Party Transaction Proposal; or

(b)	make available any non-public information relating to SkillSoft and/or its assets and/or its business and/or any Subsidiary of SkillSoft in respect of or in connection with a Third Party Transaction Proposal other than to SSI, any Associate of SSI or any person Acting in Concert with SSI provided that nothing in this Agreement shall prevent SkillSoft from complying with its obligations under Rule 20.2 of the Takeover Rules; or

(c)	enter into any expenses reimbursement or similar agreement or any inducement fee agreement of any nature with any person (an “Other Bidder”). This paragraph (c) shall survive the termination of this Agreement as provided by Clause 9.1.5.

5.5.3	SkillSoft further agrees that, subject to any provision to the contrary in the Takeover Rules applicable to the Scheme, SkillSoft shall from and after the date of the First Amending Agreement to Transaction Agreement and ending on the earlier of the dates specified in paragraphs (i), (ii) and (iii) of Clause 5.5.2:

(a)	promptly advise SSI orally, with written confirmation to follow within one Business Day, of (i) receipt of any Third Party Transaction Proposal or any request for non-public information in connection with any Third Party Transaction Proposal from any person and (ii) the material terms and conditions of any such Third Party Transaction Proposal (including, for the avoidance of doubt, the identity of the person making any such Third Party Transaction Proposal);

(b)	keep SSI reasonably informed, on a reasonably current basis, of the status and material terms and conditions (including updating SSI of any material change to such terms within one Business Day of SkillSoft receiving or becoming aware of such change) of any such Third Party Transaction Proposal from any person;

(c)	provide to SSI as soon as practicable after receipt or delivery thereof copies of any proposals received by SkillSoft with respect to such Third Party Transaction Proposal from any person and any draft or final version of any acquisition agreement relating to such Third Party Transaction Proposal;

(d)	SkillSoft shall give SSI not less than four (4) days’ advance written notice of any meeting of the Board, or other forum or the occurring of any other means by which any withdrawal of the Scheme Recommendation is to be considered and SkillSoft shall as part of such notice disclose the identity of the person making or submitting such Third Party Transaction Proposal and the material terms and conditions thereof;

(e)	deliver to SSI, not less than four (4) days prior to any withdrawal of the Scheme Recommendation, a written notice (the “Superior Proposal Notice”) stating that Skillsoft (or the Board) intends to make a change in the Scheme Recommendation and withdraw the Scheme and intends to join with such person in the issue of a recommended announcement of such Third Party Transaction Proposal pursuant to Rule 2.5 of the Takeover Rules;

(f)

make, during the four (4) day period commencing on the date of such Superior Proposal Notice, its Representatives reasonably available for the purpose of engaging in negotiations with SSI (to the extent SSI desires to negotiate) regarding a possible amendment of the Transaction Agreement or the Scheme to effect an increase in the price payable under the Scheme or the implementation of the Acquisition at such increased price by way of a general offer so that the Third Party Transaction Proposal that is the subject of the Superior Proposal Notice ceases to be superior to that available to the Skillsoft Shareholders pursuant to the Scheme (it being understood that SkillSoft must agree to such amendment that is necessary solely to increase the price if such amendment is binding upon SSI and will deliver equal consideration to the consideration offered by the Third Party Transaction Proposal); and

(g)	if, after the expiration of the negotiation period described in clause 5.5.3(f) above the Board shall have in good faith determined, after consultation with Skillsoft’s outside legal counsel and financial advisers, that such amendment as described in Clause 5.5.3(f) does not constitute a proposal which is itself superior to that available to the Skillsoft Shareholders pursuant to the Third Party Transaction Proposal, there is an amendment to the financial or other material terms of the Third Party Transaction Proposal, Skillsoft shall be obliged to deliver a further Superior Proposal Notice and the period of negotiation pursuant to clause “(f)” above, in respect of such further Superior Proposal Notice, shall be a period of two (2) Business Days from the date of receipt by SSI of such further Superior Proposal Notice.

5.5.4	For the avoidance of doubt and notwithstanding any other term of this Agreement, nothing in this Agreement shall preclude, restrict or hinder SkillSoft or any of its Subsidiaries or any of their respective Representatives from:

(a)	[intentionally deleted]; or

(b)	considering and engaging with any unsolicited offers/proposals of a Third Party Transaction Proposal but only if and only to the extent that the Board has determined, in good faith after consultation with its outside legal counsel and its financial advisors, that it is required to do so to satisfy the fiduciary duties of the Board or to comply with the Takeover Rules.”

3.7. Addition of Clause 9.1.5. A new Clause 9.1.5 of the Transaction Agreement is hereby inserted as follows:

“9.1.5 Termination of this Agreement shall not affect Clause 5.5.2(c), which shall continue in full force and effect until the first anniversary of the date of this Agreement save where this Agreement is terminated by reason of the material breach thereof by SSI.”

3.8. Amendments to Definitions in Clause 11.1. The definitions in Clause 11.1 of the Transaction Agreement are hereby amended as follows:

(a) The definition of “Acquisition” is hereby amended and restated in its entirety as follows:

“Acquisition”, the proposed acquisition by SSI of SkillSoft by means of the Scheme as described in the Increase Announcement and the Rule 2.5 Announcement;

(b) The definition of “Credit Agreements” is hereby amended and restated in its entirety as follows:

“Credit Agreements”, (i) that certain Bridge Credit Agreement, dated as of 11 February 2010, by and among SSI Luxco II, S.à.r.l., the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, as amended, restated or supplemented from time to time and (ii) that certain Credit Agreement dated as of 11 February 2010, by and among SSI Luxco II, S.à.r.l., SSI Investments II Limited, the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, as amended, restated or supplemented from time to time.”

(c) The definition of “Expenses Reimbursement Agreement” is hereby amended and restated in its entirety as follows:

“Expenses Reimbursement Agreement”, the restated expenses reimbursement agreement, dated as of the date of the First Amending Agreement to Transaction Agreement, between SSI and SkillSoft, the terms of which have been approved by the Panel;

(d) A new definition of “First Amending Agreement to Transaction Agreement” is hereby added as follows:

“First Amending Agreement to Transaction Agreement,” the first amending agreement to the Transaction Agreement dated as of 31 March 2010, between the Parties.

(e) A new definition of “Increase Announcement” is hereby added as follows:

“Increase Announcement”, the announcement to be made by SSI and SkillSoft pursuant to the Takeover Rules increasing the price payable under the Acquisition to US$11.25;

(f) The definition of “Non-Solicitation Period Start Date” is hereby deleted.

(g) The definition of “Optionholder Proposal” is hereby amended and restated in its entirety as follows:

“Optionholder Proposal”, the proposal of SSI to the SkillSoft Optionholders to be made pursuant to Rule 15 of the Takeover Rules.

(h) A new definition of “Other Bidder” is hereby added as follows:

“Other Bidder”, the meaning given to that term in Clause 5.5.2(c);

(i) The definition of “Rule 2.5 Announcement” is hereby amended and restated in its entirety as follows:

“Rule 2.5 Announcement”, the announcement dated 12 February 2010 made by SSI and SkillSoft pursuant to Rule 2.5 of the Takeover Rules;

(j) A new definition of “Superior Proposal Notice” is hereby added as follows:

“Superior Proposal Notice”, the meaning given to that term in Clause 5.5.3(e);

4. Counterparts. This Amendment may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and each Party may enter into this Amendment by executing a counterpart.

5. Governing Law and Jurisdiction.

5.1. This Amendment shall be governed by, and construed in accordance with, the laws of Ireland.

5.2. Each of the Parties irrevocably agrees that the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Amendment and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Amendment shall therefore be brought in the courts of Ireland.

6. Effect of this Amendment; No Other Modifications. From and after the date of this Amendment, all references in the Transaction Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” and words or expressions of similar import shall be deemed to be references to the Transaction Agreement as amended by this Amendment; provided, that, for the avoidance of doubt, all references to the “date hereof”, the “date of this Agreement”, the “date of the Agreement” and words and expressions of similar import shall refer to 11 February

2010. Except as amended hereby, the terms and conditions of the Transaction Agreement shall continue in full force and effect. The execution of this Amendment does not affect the rights and liabilities of the Parties under the Transaction Agreement prior to the execution of this Amendment nor does it constitute a waiver of those rights and liabilities by the Parties under the Transaction Agreement prior to the execution of this Amendment. Without affecting the foregoing, any breach of Clause 5.5 prior to the execution of this Amendment shall be regulated by Clause 5.5 of the Transaction Agreement unamended by this Amendment.

SIGNED on behalf of SSI INVESTMENTS III LIMITED by its authorised signatory in the presence of:	/S/ IMELDA SHINE
Authorised Signatory (Signature)

Imelda Shine Print name
/S/ PAUL EGAN
Witness (Signature)

Paul Egan
Print name

South Bank House, Barrow Street, Dublin 4
Print address

SIGNED on behalf of SKILLSOFT PLC by its authorised signatory in the presence of:	/S/ CHARLES E. MORAN
Authorised Signatory (Signature)

Charles E. Moran Print name
/S/ GREGORY PORTO
Witness (Signature)

Gregory Porto
Print name

15 Rolling Woods Drive, Bedford, NH 03110
Print address